                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                      TO
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 5, 1999

                       PRODIGY COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

       000-25333                                            04-3323363
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

                   44 SOUTH BROADWAY, WHITE PLAINS, NY 10601
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


      (Registrant's telephone number, including area code): (914) 448-8000

                                       NA

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

         The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated October 5, 1999 to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial statements of business acquired.

               See Exhibit 99.1.

         (b)   Pro-forma financial information.

               See Exhibit 99.2.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 1999                PRODIGY COMMUNICATIONS CORPORATION


                                       By: /s/ Andrea S. Hirsch
                                          -------------------------------------
                                          Andrea S. Hirsch
                                          Executive Vice President and General
                                          Counsel

                                 EXHIBIT INDEX


Exhibit Number                       Title
--------------                       -----

  2.1* Asset Purchase Agreement, dated as of September 7, 1999, by and among Prodigy, USR, VarTec, VarTec Telecom Holding Company, T. Gary Remy and Tom D. Johnson

  23.1                               Consent of Ernst & Young LLP


  99.1 Audited financial statements Web Hosting Business of U.S. Republic Communications, Inc. as of December 31, 1998 and for the period from January 6, 1998 (inception) to December 31, 1998 and unaudited financial statements of Web Hosting Business of U.S. Republic Communications, Inc. as of September 30, 1999 and for the nine months ended September 30, 1999

  99.2 Prodigy Communications Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                     Prodigy Communications Corporation
                                     Unaudited Pro Forma Condensed Statement of
                                     Operations for the Year Ended December 31,
                                     1998

                                     Prodigy Communications Corporation
                                     Unaudited Pro Forma Condensed Statement of
                                     Operations for the Nine Months Ended
                                     September 30, 1999
--------------
* Previously filed. Confidential treatment requested as to certain portions.

                        Report of Independent Auditors

The Board of Directors
U.S. Republic Communications, Inc.

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the Web Hosting Business of U.S. Republic Communications, Inc. (the Web Hosting Business as defined in Note 1 to the financial statements), as of December 31, 1998, and the related statements of operations and cash flows for the period from January 6, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Web Hosting Business as of December 31, 1998, and the results of its operations and its cash flows for the period January 6, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

Dallas, Texas
July 8, 1999,
  Except for the first paragraph
  of Note 1, as to which the date
  is September 7, 1999

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.
       Statement of Assets to be Acquired and Liabilities to be Assumed
                                (in thousands)

                                                                                  September 30, 1999
                                                              December 31, 1998       (Unaudited)
                                                              -----------------   -------------------
ASSETS
Current assets:
      Accounts receivable, net of allowance for doubtful
         accounts and adjustments of $2,729 and $4,824
         at December 31, 1998 and September 30, 1999,
         respectively                                               $3,495                   $1,622
      Prepaid expense                                                                            24
                                                              -----------------   -------------------
Total current assets                                                 3,495                    1,646

Property, plant, and equipment:
      Computer equipment                                               566                    1,311
      Furniture and fixtures                                           681                      982
      Leasehold improvements                                            26                       52
                                                              -----------------   -------------------
                                                                     1,273                    2,345
      Less accumulated depreciation and amortization                   258                      715
                                                              -----------------   -------------------
      Net property and equipment                                     1,015                    1,630
                                                              -----------------   -------------------
Total assets                                                        $4,510                   $3,276
                                                              =================   ===================
COMMITMENTS AND CONTINGENCIES

LIABILITIES
Current liabilities:
      Demand note payable due to VarTec Telecom, Inc.               $9,000                   $9,000
      Accounts payable                                                 308                    1,802
      Accrued taxes                                                    412
      Accrued payroll and benefits                                     126                       46
      Accrued billing and collection costs                             374                       26
      Marketing costs payable                                        1,310                      113
      Accrued liabilities                                               76                       43
      Deferred revenue                                                 790                      591
                                                              -----------------   -------------------
Total liabilities                                                   12,396                   11,621
                                                              =================   ===================
NET LIABILITIES                                                     $7,886                   $8,345
                                                              =================   ===================

See accompanying notes.

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.

                            Statement of Operations
                                (in thousands)

                                                     Period from
                                                   January 6, 1998           Nine Months Ended
                                                   (inception) to           September 30, 1999
                                                  December 31, 1998             (Unaudited)
                                                  -----------------         ------------------
Revenues                                                $10,002                   $35,921
Less billing adjustments and bad debts                    3,082                    17,238
                                                  -----------------         ------------------
Net revenues                                              6,920                    18,683
                                                  -----------------         ------------------
Operating costs and expenses:
      Marketing                                          11,432                    12,418
      Billing and collection                                710                     2,165
      Depreciation and amortization                         116                       289
      Other general and administrative                    2,365                     4,406
                                                  -----------------         ------------------
                                                         14,623                    19,278
                                                  -----------------         ------------------
Operating Loss                                           (7,703)                     (595)

Interest expense                                             82                       226
                                                  -----------------         ------------------
Net loss                                                $(7,785)                  $  (821)
                                                  =================         ==================

See accompanying notes.

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.

                            Statement of Cash Flows
                                (in thousands)

                                                                    Period from
                                                                  January 6, 1998           Nine Months Ended
                                                                  (inception) to           September 30, 1999
                                                                 December 31, 1998             (Unaudited)
                                                                 -----------------         ------------------
Cash flows from operating activities:
      Net loss                                                       $(7,785)                    $  (821)
      Adjustments to reconcile net loss to net cash
         used in operating activities:
             Depreciation and amortization                               116                         289
             Changes in operating assets and liabilites:
                 Accounts receivable, net                             (3,495)                      1,873
                 Prepaid expense                                                                     (24)
                 Accounts payable                                        308                       1,494
                 Accrued taxes                                           412                        (412)
                 Accrued payroll and benefits                            126                         (80)
                 Accrued billing and collection costs                    374                        (348)
                 Marketing costs payable                               1,310                      (1,197)
                 Accrued liabilities                                      76                         (33)
                 Deferred revenues                                       790                        (199)
                                                                 -----------------         ------------------
Net cash used in operating activities                                 (7,767)                        542

Cash flows from investing activities:
      Purchase of property and equipment                              (1,124)                     (1,073)
                                                                 -----------------         ------------------
Net cash used in investing activities                                 (1,124)                     (1,073)

Cash flows from financing activities:
      Net transfers from USRC                                          8,891                         531
                                                                 -----------------         ------------------
Net cash provided by financing activities                              8,891                         531
                                                                 -----------------         ------------------
Net increase in cash                                                       -                           -
Cash at beginning of period                                                -                           -
                                                                 -----------------         ------------------
Cash at end of period                                                $     -                     $     -
                                                                 =================         ==================
Cash paid during the period for interest                             $    82                     $   227
                                                                 =================         ==================

See accompanying notes.

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.

                         Notes to Financial Statements

                               December 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Financial Statement Presentation

VarTec Telecom, Inc. (VTI), Vartec Telecom Holding Company (VTH), U.S. Republic Communications, Inc. (USRC), the minority stockholders of USRC and Prodigy Communications Corporation (the Buyer) entered into an Asset Purchase Agreement dated as of September 7, 1999 (the Agreement). As specified in the Agreement on the contractually designated closing date, the Buyer will acquire certain assets and assume certain liabilities of the Web Hosting Business of USRC (the Business). The financial statements present the assets to be acquired and liabilities to be assumed and the related results of operations and cash flows of the Business based upon the transaction as set forth in the Agreement. This transaction is herein referred to as the Acquisition.

The Business provides server-based hosting of Internet Web pages for small to medium sized businesses within the continental United States. The Business offers these services through its BizOnThe.Net Web site. The Business began operations on January 6, 1998 (inception). Since inception, the Business has been in the start-up phase of its operations and is still in the process of developing its business. As a result, the Business has incurred operating losses and is dependent upon USRC and VTI for funding of its operations.

The Business is an operating division of USRC, a majority-owned subsidiary of VTH which, in turn, is a wholly owned subsidiary of VTI. VTI is a majority-owned subsidiary of CommuniGroup, Inc., which is a wholly owned subsidiary of Telephone Electronics Corporation (TEC). USRC also operates a long distance resell business with which the Business shares resources and certain costs and expenses. Assets and liabilities of USRC have been included in the accompanying Statement of Assets to be Acquired and Liabilities to be Assumed if the items are to be acquired or assumed by the Buyer as specified in the Agreement.

The financial statements have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The accompanying unaudited condensed consolidated financial statements for the period ended September 30, 1999, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                              Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating costs and expenses presented in the accompanying financial statements reflect allocations based on management's best estimates as to what the operating results of the Business would have been as if it had operated as a stand-alone company. However, these estimates could differ from actual costs and expenses incurred had the Business operated as a stand-alone company.

Accounts Receivable

Accounts receivable consist of amounts due from local exchange carriers (LECs) that purchase USRC's customer billings for monthly service fees and associated taxes on a full-recourse basis. The LECs purchase the accounts receivable net of billing adjustments and estimates of bad debts. Unbillable amounts that the LECs cannot bill to the customer due to, among other things, incorrect billing information are excluded from gross revenues and related receivables. Billing adjustments consist of reductions to gross revenues and related receivables. Billing adjustments consist of reductions to gross revenues for amounts credited to customer accounts by the LECs or USRC. Bad debts are estimated by the LECs either based on historical data or on a predetermined percentage. These estimates are trued-up on periodic basis by the LECs based on the actual uncollectible accounts.

The allowance for doubtful accounts and adjustments at December 31, 1998 represents an estimate of the future adjustments to be reported by the LECs which relate to billings through such date. This estimate is based on the history of adjustments reported by the LECs to the Business.

Property and Equipment

Property and equipment are recorded at cost. All property and equipment of USRC is to be acquired by the Buyer under the Agreement and, accordingly, is included in the accompanying Statement of Assets to be Acquired and Liabilities to be Assumed at its historical carrying value when transferred to the Business. Maintenance and repairs are charged against operations as incurred, while renewals and major replacements are capitalized.

                              Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Business provides depreciation on fixed assets using the straight-line method over the estimated useful lives of the respective assets as follows:

                                           Estimated Useful Life Years
                                           ---------------------------
      Office furniture and equipment               1 to 4 years
      Leasehold improvements                          5 years

Total depreciation and amortization expense recorded by USRC was $191,000 for the year ended December 31, 1998. Depreciation and amortization expense was allocated to the Business as follows: (1) assets identified as used only by the Business were allocated the total depreciation and amortization for each asset and (2) for assets that were utilized in both the Business and long distance business, depreciation and amortization expense was allocated based on monthly gross revenues generated by each business.

Accounts Payable

Accounts payable consist primarily of trade payables for equipment and general and administrative costs. Total USRC accounts payable at December 31, 1998, was $466,000. Accounts payable which relates to both the Business and long distance business have been allocated to the Business based on the ratio of revenues to total gross revenues of USRC for the month of December 1998.

Accrued Taxes

Accrued taxes consist of state and local sales taxes and federal excise tax payable. State and local taxes are calculated by the LECs for USRC and billed to the customers. The LECs remit back the amount of sales and excise taxes collected from customers to USRC. The total USRC accrued tax liability as of December 31, 1998 was $916,000. The Business was allocated accrued taxes based on the ratio of the Business' gross revenues to total gross revenues of USRC for the month of December 1998.

                              Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenues consist of monthly service fees for providing Web hosting services on the Company's server and providing Internet users access to customers' Web pages. Revenues are recognized as services are provided. Deferred revenues represent the amount of gross revenues billed but not earned as of December 31, 1998.

Marketing Costs

Marketing costs are fees due to independent sales agents for obtaining customers and are expensed as incurred.

Billing and Collection Costs

Billing and collection costs consist of the LECs service charges to the Business for performing the billing and collection functions for USRC. Total billing and collection expense for USRC was $3,094,000 for the year ended December 31, 1998. Billing and collection expense has been allocated to the Business based on the ratio of the Business' monthly gross revenues to total monthly gross revenues of USRC.

Accrued billing and collection costs represent amounts charged by the LECs to provide billing and collection services on USRC's behalf. The total billings and collections costs accrued as of December 31, 1998, for USRC was $832,000. The Business has been allocated accrued billing and collection costs based on the ratio of the Business' gross revenues to total gross revenues of USRC for the month of December 1998.

Other General and Administrative Expenses

Other general and administrative expenses include payroll and benefits, facilities charges, and other general and administrative expenses incurred by USRC. The total costs incurred by USRC for payroll, facilities, and other general and administrative costs in 1998 were $5,920,000. General and administrative expenses allocated to the Business represent the incremental increase over the historical general and administrative expenses incurred by USRC's long distance resell business since the inception of the Business.

All facilities and personnel are to be assigned to the Buyer as a part of the Acquisition. Therefore, all facility related accruals and payroll accruals have been included in the statement of assets to be acquired and liabilities to be assumed.

                              Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software Development Costs

The Business expenses all internal costs related to the development and implementation of internal-use software. Purchased software costs are capitalized if the Business will realize future benefits. These costs are amortized over a period of twelve months. Beginning in 1999, the Business will adopt Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained For Internal Use. The Business is currently reviewing the impact that SOP 98-1 and does not believe it will have a material effect on its financial statements.

Income Taxes

The results of operations of the Business are included in the consolidated income tax returns of TEC. Pursuant to the Agreement, TEC will retain substantially all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the Acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect income tax receivables or payables. The Business has incurred losses for both financial reporting and income tax reporting purposes since its inception. No benefit for income taxes, as if the Business were liable for federal and state income taxes as a separate legal entity for the period from January 6, 1998 (inception) through December 31, 1998, has been recorded as the deferred tax asset resulting from such losses would have been offset by a valuation allowance as future realization of such asset is uncertain.

2.  RELATED PARTY TRANSACTIONS

In the normal course of operations, USRC receives certain services or engages in transactions with VTI, VTH, and TEC. The significant services and transactions with affiliated companies and related parties not discussed elsewhere are summarized below.

USRC received charges for interest and insurance expense from VTI, VTH, and TEC which totaled $310,000 and $72,000, respectively, for the year ended December 31, 1998. Such costs allocated to the Business represent the incremental increase in these costs incurred by USRC since the inception of the Business.

                              Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)



2.   RELATED PARTY TRANSACTIONS (CONTINUED)

Commissions expense incurred by the Business for telemarketing services to companies which an officer of USRC has an ownership interest was approximately $896,000 for the period from January 6, 1998 (inception) to December 31, 1998.

As of December 31, 1998, USRC has a demand note payable to VTH in the amount of $9,103,000. USRC also has a short-term payable to VTH in the amount of $127,000. The Buyer has agreed to assume $9,000,000 of these payables as part of the Acquisition and, therefore, only $9,000,000 of the total $9,230,000 payable to VTH has been included in the accompanying Statement of Assets to be Acquired and Liabilities to be Assumed. Interest expense related to these notes was allocated to the Business based on the increase in the level of borrowings by USRC during 1998 to fund the start-up operations of the Business.

3.  COMMITMENTS

The Company leases office space under three operating leases expiring in 2003. Total rental expense of USRC amounted to $243,000 for the year ended December 31, 1998. Rental expense has been included in other general and administrative expense allocated to the Business in the Statement of Operations. The operating leases have escalation clauses with respect to monthly rent. Rent may be adjusted each annual period by a proportionate share of the landlord's operating and maintenance costs pertaining to the premises as compared to a predetermined base.

At December 31, 1998, future minimum lease payments under the above noncancelable lease are as follows:

            1999                            $  338,000
            2000                               344,000
            2001                               353,000
            2002                               356,000
            2003                               255,000
                                            ----------
            Total                           $1,646,000
                                            ==========

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

4. CONTINGENCIES

The Federal Trade Commission (FTC) has conducted an inquiry into the marketing and billing practices (especially the LECs billings) of USRC. A settlement agreement has been reached whereby USRC will modify certain internal procedures and offer potential refunds to customers who have been LECs billed and who may have incurred unauthorized billings resulting from the actions of telemarketers, without the actual knowledge of USRC. The number of customers which could be eligible for refunds and the related amount of refunds which may result from this proposed settlement cannot be estimated at this time.

In June 1999, the Attorney General for the State of Arkansas filed a complaint against USRC alleging violations of the Arkansas Deceptive Trade Practices Act seeking various forms of restitution to affected customers, civil penalties, and revocation of the right to do business within the state. USRC has responded to this initial complaint. However, the ultimate outcome of this matter cannot be determined at this time.

In June 1999, the Attorney General for the State of North Carolina filed a complaint against USRC alleging violations of the North Carolina Unfair and Deceptive Trade Practices Act seeking various forms of restitution to affected customers, civil penalties, and revocation of the right to do business within the state. The Attorney General has also filed a temporary restraining order prohibiting USRC or its agents from engaging in telephonic sales activities or solicitations in North Carolina and barring all collection activity. On July 8, 1999, this original temporary restraining order was superseded by a consent order agreed to by both USRC and the Attorney General which permits collection activity on accounts billed through the LECs. The ultimate outcome of this matter cannot be determined at this time.

USRC is currently responding to inquiries from various other states concerning USRC's trade practices. However, no formal complaints have been filed by these other states. The Business is also subject to other legal proceedings and claims which have arisen in the ordinary course of its business.

Losses and related obligations, if any, which may result from these matters and proceedings will remain the obligation of USRC and are not being assumed by the Buyer.

                             Web Hosting Business
                     of U.S. Republic Communications, Inc.

                   Notes to Financial Statements (continued)

5. EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

TEC has established an ESOP that covers substantially all employees with one year or more of service with a participating company. Participating companies include TEC and its subsidiaries (including USRC). This plan is funded by participating company contributions determined annually by TEC's Board of Directors. USRC contributed $255,000 to the ESOP during 1998. ESOP expense has been included in other general and administrative expense allocated to the Business in the Statement of Operations. The employees of the Business will no longer participate in this plan effective with the closing date of the Acquisition.

6. YEAR 2000 ISSUE--UNAUDITED

The Business operates numerous date-sensitive computer applications and systems throughout their businesses. Management of the Business believes all of its internal systems are Year 2000 compliant. Through December 31, 1998, the Business has relied on the LECs for its billing and collection functions and has no knowledge as to the compliance of these companies with the Year 2000 issue. Subsequent to December 31, 1998, the Business has begun to transition the billing and collection functions in-house through the use of a direct-billing system. No costs have been incurred in order to make the Business' systems Year 2000 compliant. No contingency plans and back-up systems are currently being written.

Prodigy Communications Corporation
Unaudited Pro Forma Financial Information


          On October 5, 1999, Prodigy Communications Corporation ("Prodigy") acquired the BizOnThe.Net web hosting business and subscribers (the "Business," or "BizOnThe.Net") of U.S. Republic Communications, Inc. ("USR"), an indirect majority-owned subsidiary of VarTec Telecom, Inc. ("VarTec"). The acquisition was effected pursuant to an Asset Purchase Agreement, dated as of September 7, 1999, by and among Prodigy, USR, VarTec, VarTec Telecom Holding Company, T. Gary Remy and Tom D. Johnson (the "Agreement").

          At the closing, Prodigy issued to USR 2,113,721 shares of Prodigy common stock and repaid a $9 million loan from VarTec to USR. Prodigy also issued an additional 727,272 shares into an escrow account. Some or all of these escrowed shares will be released to USR at various times over the two-year period following the closing. The escrow account secures the indemnification obligations of USR and USR's shareholders as well as certain post-closing adjustments, as more fully described in the Agreement. In addition to the shares and amounts paid at closing, in 2001 Prodigy will be required to issue up to 727,272 shares, contingent upon the attainment by the acquired business of specified earn-out targets.

          The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1998 and the nine months ended September 30, 1999 gives effect to the acquisition of the Business as if it had occurred January 1, 1998 and 1999, respectively. The Pro Forma Statement of Operations is based on historical results of operations of Prodigy for the year ended December 31, 1998 and the nine months ended September 30, 1999 and the historical results of the Business for the period from January 6, 1998 (inception) to December 31, 1998 and the nine months ended September 30, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 (the "Pro Forma Balance Sheet") gives effect to the acquisition of the Business as if the acquisition had occurred on that date. The Pro Forma Balance Sheet is based on the historical balance sheet of Prodigy as of September 30, 1999 and the historical balance sheet of the Business as of September 30, 1999. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and the accompanying notes (collective the "Pro Forma Financial Information") should be read in conjunction with the historical financial statements of the Prodigy and notes thereto.

          The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of the Business, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of the Business been effected as of the dates described above. Moreover, the results for the nine months ended September 30, 1999 are not necessarily indicative of the results for the fill year.

Prodigy Communications Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of September 30, 1999
(In Thousands)

                                                                                                                     Pro Forma
                                                                                                                    Prodigy and
                                                  Prodigy          BizOnThe.Net       Adjustments                   BizOnThe.Net
                                                ------------------------------------------------------         ---------------------
Assets
Current assets:
    Cash                                                 $10,380                             ($9,000)   1(a)                  $1,380
     Accounts Receivable, Net                              3,997            $1,622                                             5,619
     Due from affiliate                                    1,201                                                               1,201
     Restricted cash                                      52,500                                                              52,500
     Prepaid expense                                       3,079                24                                             3,103
     Other current assets                                    181                                                                 181
                                                -----------------------------------------------------          ---------------------
Total current assets                                      71,338             1,646            (9,000)                         63,984
                                                -----------------------------------------------------          ---------------------

Restricted cash                                            4,624                                                               4,624
Property and equipment, net                               16,550             1,630               700 1(c)                     18,880
Customer hardware
Goodwill and Other Intangibles                           178,365                              36,988 1(b)                    220,853
                                                                                               5,500 1(d)
Other assets                                               4,386                                                               4,386
                                                ------------------------------------------------------------------------------------
Total assets                                            $275,263            $3,276           $34,188                        $312,727
                                                ====================================================================================


Liabilities and Stockholders' Equity

Current liabilities:
    Notes payable                                        $36,000            $9,000            (9,000)1(a)                   $36,000
    Accounts payable and accrued expenses                 73,520             1,984               834 1(b)                    74,354
                                                                                                 (46)1(b)
    Accrued compensation                                   3,805                46            (1,984)1(b)                     3,805
    Unearned revenue                                      15,437               591                                           16,028
    Accrued purchase and restructuring costs               3,851                                                              3,851
                                                -----------------------------------------------------          ---------------------
Total current liabilities                               $132,613           $11,621           (10,196)                      $134,038
                                                -----------------------------------------------------          ---------------------


Stockholders' equity/Net Liabilities                                        (8,345)            8,345 1(e)
    Common stock                                            $612                                 $21 1(f)                      $633
    Additional paid-in capital - common stock            486,882                              36,018 1(f)                   522,900
    Accumulated deficit                                 (343,511)                                 $0                       (343,511)
                                                -----------------------------------------------------          ---------------------
                                                         143,983            (8,345)           44,384                        180,022
    Less note receivable from stockholder                 (1,333)                                                            (1,333)
                                                -----------------------------------------------------          ---------------------
Total stockholders' equity                               142,650            (8,345)           44,384                        178,689
                                                -----------------------------------------------------          ---------------------
Total liabilities and stockholders' equity              $275,263            $3,276           $34,188                       $312,727
                                                =====================================================           ====================

Prodigy Communications Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended September 30, 1999
(In thousands, Except Share and Per Share Amounts)

                                                                                                          Pro Forma
                                                                                                         Prodigy and
                                                    Prodigy    BizOnThe.Net     Adjustments              BizOnThe.Net
                                                  ------------------------------------------------------------------------
Revenues:
   Internet and online service revenues              $113,622                                                 $113,622
   Web Hosting                                                        $18,683                                   18,683
   Other                                                8,293                                                    8,293
                                                  --------------------------------------------      -------------------
                                                      121,915          18,683                                  140,598

Operating costs and expenses:
   Costs of revenue                                    71,694                             345 2(a)              72,039
   Amortization of subscriber acquisition costs         8,604                                                    8,604
   Marketing                                           36,958          12,418            (345)2(a)              49,031
   Product development                                  9,616                                                    9,616
   General and administrative                          42,341           6,571                                   48,912
   Depreciation and amortization                       12,477             289          10,797  2(b)             23,563
                                                  --------------------------------------------      -------------------
                                                      181,690          19,278          10,797                  211,765
                                                  --------------------------------------------      -------------------

Operating income (loss)                               (59,775)           (595)        (10,797)                 (71,167)

Interest (income) / expense, net                       (4,033)            226            (226) 2(c)             (4,033)
Gain on sale of equity investment                      (3,319)                                                  (3,319)
Gain on settlement of note payable                     (1,714)                                                  (1,714)
Gain on asset sale                                         15                                                       15
                                                  ---------------------------------------------------------------------
Net  loss                                            ($50,724)          ($821)       ($10,571)                ($62,116)
                                                  =====================================================================

Basic and diluted loss per share                      ($0.87)                                                   ($1.02)

Weighted average number of common and
  common equivalent shares outstanding            58,564,189                        2,113,721  (2d)         60,677,910
                                                  ==========                        =========               ==========

Prodigy Communications Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 1998
(In thousands, Except Share and Per Share Amounts)


                                                                                                                 Pro Forma
                                                                                                                 Prodigy and
                                             Prodigy              BizOnThe.Net        Adjustments                BizOnThe.Net
                                         ------------------------------------------------------------      -------------------------
Revenues:
   Internet Online Service Revenue           $128,908                                                              $128,908
   Web Hosting                                                       $6,920                                           6,920
   Other                                        7,232                                                                 7,232
                                         ------------------------------------------------------------      -------------------------
                                              136,140                 6,920                                         143,060
                                         ------------------------------------------------------------      -------------------------

Operating costs and expenses:
   Costs of revenue                            93,355                                    126  2(a)                   93,481
   Marketing                                   41,678                11,432             (126) 2(a)                   52,984
   Product development                         10,880                                                                10,880
   General and administrative                  44,640                 3,075                                          47,715
   Depreciation and amortization               16,072                   116           14,396  2(b)                   30,584
                                         ------------------------------------------------------------      -------------------------
                                              206,625                14,623           14,396                        235,644
                                         ------------------------------------------------------------      -------------------------

Operating loss                                (70,485)               (7,703)         (14,396)                       (92,584)

Gain on sale of assets                        (5,176)                                                                (5,176)
Interest (income) expense, net                  (226)                    82              (82) 2(c)                     (226)
                                         ------------------------------------------------------------      -------------------------

Net loss                                    ($65,083)               ($7,785)        ($14,314)                      ($87,182)
                                         ============================================================      =========================


Basic and diluted loss per share              ($1.60)                                                               ($2.03)

Weighted average number of common and
  common equivalent shares outstanding    40,745,947                               2,113,721  2(d)              42,859,668
                                         ===========                         ========================      ========================